UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): February 17, 2011

Homeowners Choice, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2340 Drew Street, Suite 200

Clearwater, Florida 33765

(Address of Principal Executive Offices)

(727) 213-3600

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement

On February 17, 2011, we amended an Executive Agreement we have with our chief executive officer, F.X. McCahill, III, by increasing his annual compensation to $225,000.

Section 5.    Corporate Governance and Management

Item 5.02    Compensatory Arrangements of Certain Officers

On February 17, 2011, we established a compensatory plan in which certain of our principal executive officers are participating. In an effort to retain our current management and induce future efforts on behalf of the company, retention bonuses were awarded as set forth below. Each recipient agreed to repay the bonus on a prorata basis if the recipient were to voluntarily leave service of the company before November 1, 2011.

Executive	Title	Amount
Paresh Patel	Executive Chairman	$185,000
F.X. McCahill, III	Chief Executive Officer	$85,000

As indicated under item 1.01, we amended an Executive Agreement we have with our chief executive officer, F.X. McCahill, III, by increasing his annual compensation to $225,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 23, 2011.

HOMEOWNERS CHOICE, INC.

BY:	/s/ Richard R. Allen

Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to Homeowners Choice, Inc. and will be retained by Homeowners Choice, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.